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                                                                    Exhibit 99.1

                                REVOCABLE PROXY
                              BANK OF THE SIERRA
                  ANNUAL MEETING OF SHAREHOLDERS May 23, 2001


     The undersigned shareholder(s) of Bank of the Sierra hereby nominates, constitutes and appoints James C. Holly, Morris A. Tharp, and Robert H. Tienken, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Bank of the Sierra which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Bank of the Sierra's Main Office, 90 North Main Street, Porterville, California on Wednesday, May 23, 2001 at 7:30 p.m., and any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

     1. Election of Directors. Authority to elect the following four (4) Class II directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified: Albert L. Berra, Vincent L. Jurkovich, Robert H. Tienken and Gordon T. Woods.

          [_]  AUTHORITY GIVEN                    [_]  WITHHOLD AUTHORITY

                    to vote for all nominees           to vote for all nominees.
                    (except as indicated to
                    the contrary below).

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES, PLEASE WRITE THE INDIVIDUAL'S OR INDIVIDUALS' NAME IN THE SPACE BELOW)

                        ______________________________

     2. Reorganization of Bank of the Sierra into a Bank Holding Company. To approve a proposal to approve a plan of reorganization and agreement of merger dated December 14, 2000 by and among Bank of the Sierra, Sierra Bancorp and Sierra Merger Corporation, as described in the Proxy Statement/Prospectus of Bank of the Sierra dated April ___, 2001.

                  [_] FOR        [_] AGAINST      [_] ABSTAIN

     3. To transact such other business as may properly come before the annual meeting and any adjournment or adjournments thereof. Management at present knows of no other business to be presented by or on behalf of Bank of the Sierra or its Board of Directors at the annual meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR PROPOSAL 1 AND A VOTE "FOR" PROPOSAL 2. THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "AUTHORITY GIVEN" FOR PROPOSAL 1 AND "FOR" PROPOSAL 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                     PLEASE SIGN AND DATE ON REVERSE SIDE
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                          PLEASE SIGN AND DATE BELOW.



___________________________        Dated:___________________________
(Number of Shares)


___________________________        _________________________________
(Please Print Name)                (Signature of Shareholder)


___________________________        _________________________________
(Please Print Name)                (Signature of Shareholder)


                                   (Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)


                                   I (We) do ___ do not ___ expect to attend the Meeting.


                                   Number of Persons ____________

                                       2